                                                                    EXHIBIT 99.1

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                  Robert Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                            Nasdaq:  STAR

Wichita, Kansas                                                  January 5, 2004

Comparable Store Sales For Fiscal Year Ended December 30, 2003

Lone Star Steakhouse & Saloon,  Inc. ("Lone Star" or "the Company")  reports its
Company  operated  comparable  sales  results for  restaurants  open at least 18 months are as follows for the fourth quarter and fiscal 2003:

                                                        Units     Q1     Q2     Q3      Q4      FY
                                                        -----     --     --     --      --      --

Lone Star Steakhouse & Saloon restaurants            249    (2.9%)  2.2%  (1.2%)   3.0%    0.4%
Sullivan's Steakhouse restaurants                         15    (0.6%)  7.5%   9.6%    9.5%    6.6%
Del Frisco's Double Eagle Steak House restaurants          5     3.4%   6.7%  17.9%   13.9%   10.6%
                                                         ---    -----   ----  ----    ----    ----
    Total Company operated Steakhouse restaurants        269    (2.2)   3.1    1.2     4.7     1.9
                                                         ===    =====   ====  ====    ====    ====

The Board of Directors  announced an increase in the  Company's  quarterly  cash dividend to $.175 per share from the previous  amount of $.165. On an annualized basis,  the  dividend  will  increase  from $.66 to $.70 per  share.  This is an increase of 6.1%.  In  announcing  the  decision,  Bill Greene,  Chairman of the
Board,  said "this is the third  consecutive  year our Company has increased its dividend,  reflecting  continued strong operating results,  consistently  strong cash flow,  balance sheet, and the Company's ongoing commitment to enhance total returns to its stockholders."

The next quarterly  dividend will be payable February 2, 2004 to shareholders of record on January 19, 2004.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein  are  reasonable,  any  of  the  assumptions  could  be  inaccurate,  and therefore,  there  can  be no  assurance  that  the  forward-looking  statements contained in the press release will prove to be accurate.